Exhibit 10.1

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT is entered into as of this 5th day August 2009, by and between Transax International Limited, a Colorado corporation (the “Company”) and Carlingford Investments Limited (“Carlingford”).

RECITALS:

WHEREAS, the Company has incurred substantial monetary obligations concerning its business operations and the development and marketing of its products;

WHEREAS, Carlingford has made monetary advances to the Company in the aggregate amount of $175,000.00 in order to assist the Company in financing its contractual debts and ongoing business expenses, and the Company as of March 31, 2009 has incurred $89,856.73 to Carlingford relating to accrued interest on the $175,000.00 debt for an aggregate amount of $264,856.73 due and owing (the “Debt”);

WHEREAS, the Company and Carlingford have settled their differences regarding a portion of the Debt and wish to set forth their settlement agreement;

WHEREAS, the Company desires to settle the Debt by issuing to Carlingford and/or its designates 30,000,000 shares of its restricted common stock, par value $0.00001 at the rate of $0.002 per share, which amount is based upon the weighted average of the close price of $0.002 of the Company’s shares of Common Stock traded on the OTC Bulletin Board between July 10, 2009 and August 4, 2009 (the “Common Stock”);

WHEREAS, Carlingford desires to convert the Debt and accept the issuance of 30,000,000 shares of restricted Common Stock of the Company as full and complete satisfaction of the $60,000.00 of Debt; and

WHEREAS, the Board of Directors of the Company by unanimous written consent dated August 5, 2009 has approved: (i) the execution of this Settlement Agreement; and (ii) the issuance of the 30,000,000 shares of restricted Common Stock to Carlingford as settlement of the Debt effective as of August 5, 2009.

NOW, THEREFORE, in consideration of the aforesaid recitals and mutual promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

1. The Company agrees to issue to Carlingford and/or its designates 30,000,000 shares of its restricted Common Stock, at $0.002per share, as of August 5, 2009, as full and complete satisfaction and payment of the converted Debt.

2. Carlingford agrees to accept the issuance of the 30,000,000 shares of the restricted Common Stock of the Company as full and complete satisfaction and payment of the $60,000.00 of Debt.

3. Carlingford acknowledges that the issuance of an aggregate of 30,000,000 shares of restricted Common Stock: (i) have not been registered under the Securities Act of 1933, as amended (the “1933 Securities Act”); (ii) is in reliance on the exemption provided by Section 4(2) and/or Regulation S of the 1933 Securities Act; (iii) are being acquired solely for Carlingford’s own account without any present intention for resale or distribution, with the exception of those shares of Common Stock to be transferred to designates of Carlingford in accordance with that certain Letter of Instruction from Carlingford; (iv) will not be resold without registration under the 1933 Securities Act or in compliance with an available exemption from registration, unless the shares of Common Stock are registered under the 1933 Securities Act and under any applicable state securities law or an opinion of counsel satisfactory to the Company is delivered to the Company to the effect that any proposed distribution of the shares of Common Stock will not violate the registration requirements of the 1933 Securities Act and any applicable state securities laws; and (v) that Carlingford understands the economic risk of an investment in the Common Stock and has had the opportunity to ask questions of and receive answers from the Company’s management concerning any and all matters related to the acquisition of the Common Stock.

4. This Settlement Agreement shall be effective as of August 5, 2009 and shall be binding upon and insure to the benefit of the parties hereto and their respective successors.

Transax International Limited

By:	/s/ Adam Wasserman

Adam Wasserman

Chief Financial Officer

Carlingford Investments Limited

By:	/s/ Stephen Walters

Stephen Walters – President